Exhibit 10.1

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

MASTER SERVICES AGREEMENT

THIS MASTER SERVICES AGREEMENT (for clarity, inclusive of its Exhibits) (the “MSA”) is effective as of September 24, 2025 (“Effective Date”) between Patheon Manufacturing Services LLC, part of Thermo Fisher Scientific with offices located at 5900 Martin Luther King Jr. Highway, Greenville, NC 27834, USA (“Patheon”) and Vaxcyte, Inc., with offices located at 825 Industrial Road, Suite 300, San Carlos, CA 94070, USA (“Client” or “Vaxcyte”). Patheon and Client may be referred to in this MSA separately as a “Party” or together as the “Parties”.
RECITALS
A.Patheon is engaged in the business of manufacturing finished pharmaceutical products.
B.Client is engaged in the development, bulk production, formulation, sale and distribution of such products in various territories worldwide.
C.Patheon and Client desire to have Patheon formulate, fill, inspect, package, label, test, manufacture and supply products for Client.
AGREEMENT

NOW, THEREFORE, in consideration of the respective covenants, agreements, representations, warranties and indemnities herein contained and for other good and valuable consideration (the receipt and sufficiency of which are acknowledged by each Party), the Parties agree to the following terms and conditions:

1.DEFINITIONS:
The defined terms used throughout this MSA will have the meanings as set forth in the DEFINITIONS APPENDIX or as otherwise defined herein. Any terms defined elsewhere in this MSA will be given equal weight and importance as though they were set forth in the DEFINITIONS APPENDIX.
2.SCOPE:
2.1Exhibit A and Exhibit B (collective referred to herein as the “Exhibits”) are hereby integrated herein by and through this reference.
2.2    The MSA will control if any conflict occurs between the terms of this MSA and the Exhibits except to the extent that the Exhibits specifically refers to a term of this MSA that is to be superseded. Any Quality Agreement will control with respect to quality related matters only if a conflict occurs between the terms of this MSA and the Quality Agreement.

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3.SERVICES (Product Supply):
3.1    Patheon will perform the Services as set out in Exhibit B (“Commercial Services”) in compliance with the applicable Performance Standards. Client acknowledges that the Services may include non- cGMP activities as specified in further detail in the Exhibits. Before the start of Commercial Services, Client and Patheon will agree on the "Processing Instructions" in good faith. While Client is responsible for providing compliant Processing Instructions, Patheon shall promptly notify Client of any

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reasonably known non-compliance with regulatory approvals or Applicable Laws. All changes to Processing Instructions will be agreed in advance in writing and will comply with the change control process in the Quality Agreement
3.2    Price Assumptions. The Prices set out in the Exhibits is based upon the assumptions contained therein. Any changes to such assumptions that impact Price must be mutually agreed upon by the Parties in good faith and in writing through a change order that includes any modifications to Price, scope and timing of the Services. This MSA will specify the financial responsibility for any one-time and ongoing costs of the change and will define any compliance obligations that must be completed before the change takes effect
3.3    Commencement of Services and all timelines are dependent on Patheon having timely received the appropriate payments in accordance with Exhibit A and the necessary Client approvals, consents, information and Materials which are specifically required pursuant to Exhibit A will be suitable for use under the MSA and comply with Applicable Laws. Client will be responsible for delays caused by Client’s failure to provide necessary approvals, consents, information or Materials within the timeframes specified in Exhibit A or mutually agreed upon in writing.
3.4Supply Obligation. Subject to the terms of this Section 3.4, Patheon shall supply to Client the quantities of Product pursuant to the relevant Firm Orders. If the quantity of Commercial Product requested by Client in [***] (in purchase orders received by Patheon) [***], Patheon will use commercially reasonable efforts to supply the additional Commercial Product volumes. Patheon will not be considered to have accepted any Purchase Order for additional Commercial Product volumes without written confirmation.
3.5Late Fees.
(a)Commercial Services.
(i)With respects to delays in meeting the Release Date after [***] on unfilled Purchase Orders, absent a Force Majeure Event, Client will be entitled to a set-off or credit at its option, in an amount equal to [***].
(b)Clinical / PPQ ready with resuspension equipment (i.e. media fills completed): [***].
(i)With respect to Patheon’s delivery, Client shall pay Patheon [***] as a bonus for Patheon’s resuspension equipment readiness and successful completion of an engineering batch by the latter of: [***]. Patheon shall credit Client [***] as set forth in the detailed project plan set out at the kick off meeting and for delays solely due to the fault of Patheon.
(c)Engineering batches with inline AVI successfully completed: [***]
(i)Client shall pay Patheon a [***] bonus for the successful manufacture and release of engineering batches [***]. Patheon shall credit Client [***].
4.COMPENSATION:
4.1Payment Terms.
(a)Patheon will invoice, and Client will pay Patheon for the Services and fees as set out in the Exhibits. Each invoice will reference the Purchase Order(s) to which the invoice relates. Patheon may issue invoices upon performance of the Services and delivery of the related deliverables in accordance with this Agreement. Payment shall become due following such delivery, provided that the Services and deliverables have been substantially completed in conformity with the applicable requirements herein and are not subject to a good faith dispute.
(b)Each undisputed Patheon invoice will be due and payable on or before [***] of the date of Client’s receipt of each such electronic invoice. If any part of an invoice is disputed in

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good faith, Client will pay Patheon the undisputed amount on or before [***] of the date of Client’s receipt of such electronic invoice and the Parties will use good faith efforts to resolve the disputed amount as soon as practical. If the disputed amount of an invoice is not resolved on or before [***] of the invoice date, the Parties will escalate to senior management. Interest on undisputed, past due amounts will accrue at a rate of [***].
(c)Upon written notice to Client which shall allow no less than [***] to cure before such action, Patheon may suspend all Services until all undisputed outstanding amounts have been paid in full, and Patheon will have no liability to Client if this suspension results in delayed performance of any Services, cancellation or rescheduling of any manufacturing slots, or obsolescence of any Materials..
4.2    Currency. All monetary amounts will be invoiced and paid in US Dollars ($) or the currency as set forth in Exhibit A.
4.3    Price Adjustments. The Price set out in Exhibit A is based on the then-current costs for labor, materials, commodities, energy, foreign exchange rates, and complying with Applicable Laws. Patheon may adjust the Price as follows:
(a)[***] Adjustments. For Commercial Services, [***] adjustments may be made [***], with [***] written notice based on the increase in the Pharmaceutical preparation mfg. index available at https://www.bls.gov/ppi/databases/ over the preceding [***].
(b)Extraordinary Adjustments. In addition to the annual adjustments, Patheon may request a Price adjustment with [***] written notice if direct and documented costs have increased by [***] or more since the last Price adjustment due to conditions outside of Patheon’s reasonable control. Any such adjustment must be supported by reasonably detailed documentation indicating such increase, which shall not be unreasonably withheld. Any such Extraordinary Adjustment shall result in proportional reduction in any Annual Adjustment thereafter ensuring any such Extraordinary Adjustment does not result in a double price increase.

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4.4    Continuous Improvement. The Parties agree to work in good faith and to use commercially reasonable efforts to improve manufacturing efficiency and to optimize costs for Services where appropriate. The Parties agree to meet as reasonably agreed to review potential process improvement opportunities. The Parties agree to meet as reasonably agreed to review potential process improvement opportunities. The Parties will agree on the potential benefits and responsibilities in good faith. The Parties agree to work in good faith and to use commercially reasonable efforts to improve manufacturing efficiency and to optimize costs for Services where appropriate. The Parties agree to meet as reasonably agreed to review potential process improvement opportunities. The Parties will agree on the potential benefits and responsibilities in good faith.
4.5Taxes.
(a)VAT.
(i)Fees for Services and any other payments due to Patheon under this MSA are exclusive of value added taxes (“VAT”), turnover taxes, sales taxes or similar taxes, including any related interest and penalties (together, “Transaction Tax”), which will be added to the invoice amount and reimbursed to Patheon by Client.
(ii)Patheon will use commercially reasonable efforts to ensure that its invoices to Client are issued in a way to meet the requirements for deduction of input VAT by Client, if Client is permitted by law to do so.
(iii)If Patheon is acting as Client’s buying agent, Patheon will always charge to Client the Transaction Tax in the relevant territory in addition to the amount paid by Patheon to the applicable supplier.
(b)Reference to the Services in this Section also includes any element (or the entirety) of the Services characterized as a supply of goods by Patheon, its Third-Party Subcontractors or any tax authority for Transaction Tax purposes.
(c)Duties. Client will bear the cost of all duties, levies, tariffs and similar charges (and any related interest and penalties) (together, “Duties”) however designated, arising from the performance of the Services, including those imposed because of shipments to, from or between Facilities. If these Duties are incurred by Patheon, then Patheon will be entitled to invoice Client for these Duties at the time that they are incurred.
(d)Withholding Tax.
(i)Where any sum due to be paid to Patheon hereunder is subject to any withholding or similar tax, Client will pay the tax to the appropriate government authority and deduct the amount then due to Patheon, in a timely manner and promptly transmit to Patheon an official certificate or other evidence of the withholding sufficient to enable Patheon to claim payment of these taxes. The Parties agree to cooperate with one another and use reasonable efforts to reduce or eliminate or enable the recovery of any tax withholding or similar obligations for royalties, milestone payments, and other payments made by Client to Patheon under the MSA.
(ii)Patheon will provide Client with any tax forms that may be reasonably necessary for Client not to withhold tax or to withhold tax at a reduced rate under an applicable bilateral income tax treaty.
(iii)Each Party will provide the other with reasonable assistance to enable the recovery, as permitted by Applicable Laws, of withholding taxes, or similar obligations resulting from payments made under the MSA, any recovery to be for the benefit of the Party bearing the withholding tax.

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5.SUPPLY OF MATERIALS:
5.1    Patheon will source the Patheon-Supplied Materials as set forth under the terms of the applicable Exhibit. Patheon is responsible for vendor qualification of Patheon-Supplied Materials to be used for cGMP purposes and for providing upon request a certificate of compliance consistent with the requirements of cGMP, Applicable Laws and any applicable Quality Agreement between the Parties. Except as expressly stated herein to be the responsibility of Vaxcyte, Patheon shall be solely responsible for all costs, expenses, liabilities, and obligations incurred in connection with the performance of its obligations under this MSA related to labor, materials, utilities, maintenance, regulatory compliance, and any other resources or expenditures necessary to fulfil its responsibilities hereunder unless resulting from an unforeseeable and material change in scope.
5.2    Patheon will use commercially reasonable efforts to source all Materials other than Client-Supplied Materials but will not be responsible for delays to the supply of Patheon-Supplied Materials due to Force Majeure. Patheon will promptly advise Client if it encounters Patheon-Supplied Material supply problems, and the Parties will work in good faith to resolve and will make any necessary updates to the Manufacturing Plan. The Parties will work in good faith to identify and qualify alternative suppliers for any Patheon-Supplied Materials subject to recurring supply delays or non-conformance and will agree in advance in writing to any associated Services to be provided, Price to be paid by Client, or changes to the Manufacturing Plan needed.
(a)Client understands and acknowledges that Patheon will rely on Purchase Orders, Firm Orders, the Long Term Forecast, and the [***] Forecast in ordering the Patheon- Supplied Materials required to perform the Commercial Services. Patheon may purchase the Patheon-Supplied Materials in sufficient volumes, and reasonably in advance of the expected use of the Patheon-Supplied Materials (taking into account lead times), to perform the Commercial Services.
(b)Client will reimburse Patheon for the cost of Patheon-Supplied Materials ordered under Section 5.2(a) and specifically listed in Exhibits if the Patheon-Supplied Materials have expired or are rendered obsolete due to changes in any forecast, Processing Instructions, GMP, artwork or Applicable Laws (“Obsolete Stock”). This reimbursement will include Patheon’s cost to purchase and destroy the Obsolete Stock [***]. If any non-expired Patheon-Supplied Materials are used in the performance of services for Client or a third party, Client will receive credit for any costs of those Patheon-Supplied Materials previously paid to Patheon by Client under this Section.
5.3    Client-Supplied Materials. Client will, at its expense, supply Patheon with enough Client-Supplied Materials for Patheon to perform the Services. All shipments of Client-Supplied Materials from Client or Client’s supplier to Patheon will be made DDP (Incoterms 2020) the Facility and will be accompanied by the required documentation (including certificates of analysis from the manufacturer and safety data sheet). Client-Supplied Materials must be delivered by Client to the Facility in accordance with the provisions of Table A (as set forth in Section 7.4, below) and in sufficient quantities to enable Patheon to perform the Services. [***].

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5.4    Client is responsible for vendor qualification of Client-Supplied Materials to be used for cGMP purposes and for providing upon request a certificate of compliance consistent with the requirements of cGMP, Applicable Laws and any applicable Quality Agreement between the Parties. If Client wishes Patheon to use a specific vendor for Patheon-Supplied Materials, testing, or other services .and this vendor is not an approved vendor currently used by Patheon, Patheon shall use such vendor, provided it will be Client’s responsibility to audit and approve the vendor. At Client’s request and for an added fee, Patheon will audit the vendor on Client’s behalf and provide an audit report to Client. If Client requires Patheon to incorporate any of the results of release testing performed by Client or a third party into a certificate of analysis issued by Patheon in connection with the Services, Patheon will have the right upon reasonable notice and at reasonable times to audit the sites or laboratories conducting the testing as set forth in the Quality Agreement or as required by Applicable Laws.
5.5    Client shall remain responsible for any failed or non-conforming Services that are the result of defects or other non-conformities in Client-Supplied Materials that could not have been discovered by Patheon through reasonable inspection or agreed-upon testing methods and provided such failure to discover is not due to Patheon's own negligence or failure to follow Processing Instructions.
5.6    Patheon Sterility Commitment. Notwithstanding anything herein to the contrary, after successful completion of the Technology Transfer and Patheon’s manufacture of [***] commercial Batches post PPQ, Patheon commits to the following: [***].
5.7    If applicable, Patheon and Client will reasonably cooperate to permit the import of Client-Supplied Materials into the country where the Services will be performed. Client or Client’s broker will be the “Importer of Record” (or equivalent under Applicable Law) for Client-Supplied Materials unless agreed otherwise, and Client is responsible for compliance with Applicable Laws, and the cost of compliance, relating to that role. Client’s obligation will include obtaining the proper release of Client- Supplied Materials from the applicable customs agency and Regulatory Authority.
5.8    Inspection by Regulatory Authorities. If Client does not give Patheon the documents requested under this Section or the Quality Agreement within the time specified and if Patheon reasonably believes that Patheon’s standing with a Regulatory Authority may be jeopardized, Patheon may, in its sole discretion, delay or postpone any inspection by the Regulatory Authority until Patheon has reviewed the requested documents and is reasonably satisfied with their contents. Patheon will notify Client of any inspection of the Facility scheduled with any Regulatory Authority that relates to the Product, as may be further set forth in the Quality Agreement. Patheon shall promptly supply Client with a copy of any notices or reports received from FDA or other U.S. regulatory authority related to an audit or other investigation by the applicable Regulatory Authority related to the Facility, where permissible by law.
5.9    Client will be responsible for disclosing to Patheon all information known and available to it regarding health risks which may be involved in performing the Services, using and storing Client- Supplied Materials, excipients, and other components, including, industrial hygiene data, industrial hygiene analytical methods, exposure limitations for workers involved in production, toxicology reports, and other health-related data.
5.10 Packaging and Artwork. Client will be responsible for all packaging, labels, inserts and artwork development for the Product (including obtaining all required approvals and translations). Patheon's name will not appear on the label or anywhere else on the Product unless: (a) required by any

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Applicable Laws, or (b) each Party consents in writing. Within a reasonable time to be agreed between the Parties before the start of the Services for which new or modified artwork is required, Client will provide to Patheon and in accordance with the applicable specifications, final camera-ready artwork for all packaging components to be used in the Services.
5.11 Storage of Materials. Patheon will store Materials in accordance with Client's written requirements as agreed in the Processing Instructions, in the quantities and for the timeframe reasonably needed to provide the Services at the Facility. Patheon reserves the right to refuse to store any quantity of Materials more than the amount necessary for the performance of the Services under Exhibits at its sole discretion at any time. If Patheon is unable to provide storage, a Patheon’s Affiliate or qualified third party may be used for storage outside the Facility upon written advance agreement of Client. If Client needs storage of larger quantities or for a longer time, then Client will pay for storage at a Patheon’s Affiliate or third-party storage site. At all times Client retains title to all Client-Supplied Materials while at the Facility. Patheon may request in writing Client’s Instructions to either dispose of or transfer any Remaining Materials, and Section 7.3 will apply if Instructions are not received from Client on or before [***] after the request.
6.Forecasts and Capacity Reservation.
6.1Forecasts.
(a)Long Term Forecasts. On or before [***], Client will give Patheon a non- binding written forecast of Client’s volume requirements for the Commercial Product for each of the next [***] (“Long Term Forecast”). If Patheon foresees any capacity constraint affecting any portion of the Long Term Forecast, it will notify Client.
6.2Manufacturing, Additional Forecasts & Delivery Commitment.
(a)Vaxcyte’s initial [***] mutually non-binding Long Term Forecast shall be made part of and included within Exhibit B.
(b)Patheon commits to manufacture Product up to the lesser of [***] or [***].
(c)On or before [***], Vaxcyte shall provide a [***] forecast (“[***] Forecast”). Such [***] Forecast shall be provided in the following form: [***]. Additionally, such [***] Forecast shall be [***] binding on Vaxcyte for [***]; [***] binding for [***].
(d)In addition to the Long Term and [***] Forecast(s), Vaxcyte shall provide [***] “[***] Rolling Forecasts” on or before [***]. As of [***] of any such [***] Rolling Forecast, Vaxcyte may choose to provide the forecast in [***] buckets instead of [***], at Vaxcyte’s option upon prior written notice to Patheon. [***]. Each new [***] of such [***] Rolling Forecast shall be binding on Patheon but not on Vaxcyte.
(e)There shall be no manufacturing blackout periods wherein Vaxcyte product may not be manufactured for [***] (e.g. to accommodate a seasonal product for another client). Subject to the prior sentence, in the event of any expected blackout period, Patheon shall inform Vaxcyte in writing of such month of the blackout period in advance of Vaxcyte’s required tendering of such [***] Rolling Forecast applicable to such blacked-out [***].
(f)[***].
7.Orders.
7.1    Purchase Orders must be raised in accordance with the [***] Forecasts. Upon Patheon’s receipt of a Purchase Order which otherwise complies with the terms of this Agreement, Patheon shall exercise best efforts to manufacture and supply the Product in the quantity and on the Release Date set forth in such Purchase Order, and except as otherwise provided in this Agreement, Client shall be obligated to purchase and take delivery of the Product in such quantities and on such dates. Patheon shall be deemed to have accepted a Purchase Order for which Patheon does not notify Client in

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writing within [***] after its receipt that Patheon rejects the Purchase Order for being on terms inconsistent with the terms of this Agreement (a “Firm Order”). [***]. Patheon shall not be liable for failure to meet any Release Date to the extent any such delay is caused by Client.
7.2    Release Date Modification. Once a Firm Order, the Parties will negotiate and agree on any change to the Release Date. Neither Party may unreasonably reject an alternative Release Date requested under this Section but, if the Parties cannot agree, [***].
7.3    Manufacturing. Patheon will determine the manufacturing schedule of all Commercial Product covered by [***] Forecasts and Firm Orders (the “Manufacturing Plan”) subject to the terms herein. [***].
7.4Table A. the provisions in Table A will apply to Commercial Services.

Provision	Drug Product Services
7.4.1	Client will provide the [***] and [***] Rolling Forecast [***].

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Provision	Drug Product Services
[***] and [***] Rolling Forecast
7.4.2 Client Supplied Materials	Client will provide Client-Supplied Materials in accordance with the requirements of the body of MSA but no less than [***] before the Release Date in a Firm Order.
7.4.3 Time from batch fill completion to Release Date
The amount of time between completion of each batch filling and the Release Date shall be no more than [***] if the batch is processed by Patheon for secondary packaging. The amount of time for each batch filling and the Release Date shall be no more than [***] if the secondary packaging is not processed by Patheon.
Patheon shall not be liable for failure to meet the timeline to the extent any such delay is caused by Client.
Subject to deviation procedures and timelines as outlined in the QA. Provided, however, minor deviations shall not have any impact on the timing requirements above.

8.CLAIMS AND RECALL.
8.1Claims.
(a)Client will inspect applicable Commercial Product manufactured by Patheon upon receipt and will give Patheon written notice of all claims for Deficient Services (each, a "Claim”), on or before [***] after receipt or, in the case of any Latent Defect, on or before [***] after discovery by Client, [***]. If Client fails to provide a Claim on or before the [***] period, then the Commercial Product will be considered to have been accepted by Client on the [***]. Patheon will have no liability for any deficiency for which it has not received notice on or before the [***] period. If the Parties do not agree as to whether a Claim exists, the dispute will be considered a Technical Dispute.
(b)Patheon will have no obligation for any Claims to the extent the Deficient Services were caused by: [***].
(c)Determination of Deficiency. Upon receipt of a Claim, Patheon will have the period specified in the Quality Agreement or as reasonably required for technical reasons, to

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advise Client by notice in writing whether it disagrees with the contents of the Claim. Any Claim which arises out of this Section will be considered a Technical Dispute.
(d)Shortages and Price Disputes. [***].
8.2Commercial Product Recalls and Returns.
(a)Records and Notice. The Parties will each maintain records in accordance with Applicable Laws, the Quality Agreement, their respective corporate policies, and as necessary to permit a Recall of any Commercial Product delivered to Client or customers of Client. Each Party will promptly notify the other of any information which might affect the marketability, safety, or efficacy of the Commercial Product. Recalls will be handled in accordance with the Quality Agreement. The decision to initiate a Recall or to take some other corrective action, if any, will be made and implemented by Client. "Recall" will mean any action by Client, any Regulatory Authority or Patheon to (i) withdraw Commercial Product from the market (including involuntarily) or (ii) refrain from shipping Commercial Product.
(b)Recalled Commercial Product. To the extent that a Recall results from, or arises from Deficient Services, Patheon will be responsible for the reasonable documented out-of- pocket expenses of Client for the Recall up to the limitation of liability in Section 15 of the MSA and subject to Section 15.9 in regard to cases of gross negligence or wilful misconduct by Patheon. If requested by Client, Patheon will use commercially reasonable efforts to repeat the Deficient Services as promptly as practicable in accordance with Section 15 of this MSA. In all other circumstances, Recalls, returns, or other corrective actions will be made at Client’s cost and expense.
(c)Client will not dispose of Commercial Product for which it intends to assert a Claim against Patheon without Patheon’s prior written authorization to do so. Patheon may instruct Client to return samples of or Batches of the Commercial Products that are the subject of a Claim to Patheon. If confirmed to be due to Deficient Services, Patheon will bear the cost of return and disposal of this Commercial Product. In all other circumstances, Client will bear the cost of return and disposal, including all applicable fees for Commercial Services
9.DELIVERY:
9.1    Outbound Delivery/Shipment. Any outbound delivery by or on behalf of Patheon for Client will be made FCA (Incoterms 2020) Facility unless otherwise agreed in writing. Each shipment will be packaged for transport in accordance with Processing Instructions and the MSA. Client will be Exporter of Record and will obtain any required licenses and authorizations necessary for export or import (unless otherwise agreed in writing) and will otherwise comply with all Applicable Laws.
(a)All amounts of the Commercial Product ordered by Client shall be packed for shipment and storage in accordance with Applicable Law and agreed specifications and packaging instructions and in full compliance with the Quality Agreement. Damage to any of the Product in a shipment due to mishandling or negligence during Patheon’s performance of the packaging Services treated as Deficient Services, subject to Section 15 of the MSA. Client’s Purchase Order number and the quantity shipped shall be marked or tagged on each package and bill of lading.
(b)Delivery. Failure to deliver the Commercial Product of the quality and quantity in accordance with this Agreement within [***] of the scheduled Release Date stated in the applicable Purchase Order shall, at the option of Client, relieve it of any obligation to

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accept and pay for any of the Product which is not delivered or shorted under such Purchase Order.
(c)Batch Certifications. Patheon shall (i) conduct quality control tests on each batch of the Product prior to shipment in accordance with all Applicable Laws, applicable Regulatory Filings, and all applicable test methods; and (ii) deliver with each shipment of Product, a Certificate of Analysis At Client’s reasonable request, and subject to availability of retention samples, Patheon will furnish samples of the Product to Client at Client’s cost;
9.2    Carrier Management through TTM. If it is agreed in writing that Patheon will coordinate collection of Product or Material using Patheon’s carriers, as set out in Exhibit A, including through Patheon’s Total Transportation Management service (“TTM”), the following terms will apply:
(a)Patheon will coordinate the transport of Product or Materials as an agent of Client at Client's sole risk and expense.
(b)Client will pay, to Patheon, all freight charges as referenced in Exhibit A [***].
(c)Client approves and accepts Patheon's selection of transportation mode and carrier.
9.3    Client agrees to grant Patheon the ability to coordinate customs clearance up to, and including, paying duties and taxes on Client's behalf, and Client agrees that the shipment will be subject to the terms and conditions of the selected carrier's waybill and that Client's sole recovery for loss, damage, destruction, or delay will be directly against the underlying carrier, which carrier may limit its liability. Patheon will not be considered a freight forwarder or carrier in the provision of Services.
9.4    Client Managed Shipping (Client Carrier). If Client elects to provide its own transportation, Client will coordinate collection of Product or Material using its own carrier and (a) Patheon will tender the shipment to Client’s carrier as instructed at the Facility, (b) the shipment will be at Client’s sole risk and expense, and (c) Client will ensure that all costs of shipment are billed directly to Client by Client’s carrier.
9.5    Title. For Manufacturing Services, Patheon will deliver Batch release Documents to Client (“Patheon Release”), after which, and upon such Patheon Release, any title to Product that Patheon has will transfer to Client.
9.6    Storage of Product. Patheon will store Product at no charge for up to [***] after Patheon Release. If Patheon is unable to provide Product storage, a Patheon’s Affiliate or qualified third party shall be used for storage outside the Facility.
10.TERM AND TERMINATION:
10.1This MSA will remain in effect until fifteen Years following the Effective Date (“Initial Term”) and will automatically renew for additional three Year periods (collectively with the Initial Term, the “Term”) unless either Party gives the other Party notice of non-renewal [***] before the end of the then existing Term, but the Term will automatically be extended (even if notice of non- renewal has been given) to allow for completion of Services under this MSA. [***].
10.2Following establishment of Target Yield (as defined herein) and if, solely due to systematic and repeated issues with Processing Instructions (the “Vaxcyte Process Issues”), if the [***] maximum liability aggregate cap pursuant to Section 15.6 (the "Cap") is hit for [***], such Cap shall automatically reduce to [***] of the rest of the Term of this MSA.

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10.3Client may terminate this MSA on written notice if a regulatory warning letter or similar regulatory action occurs directly impacting the Product following a facilities cGMP audit in the Facility in which the Product is manufactured for which such deficiencies are not timely cured in accordance with the Quality Agreement or if a time period for cure is not provided in the Quality Agreement, then within the time period agreed upon by the Parties in any corrective action plan with respect to such audit (but in no event more than [***]);
10.4either Party may terminate this MSA on written notice in the event i) the other Party has been held to have violated a trade control law and/or an anti-corruption law, including, but not limited to, the U.S. Foreign Corrupt Practices Act; ii) if the manufacture, distribution or sale of the Product in the Territory would materially contravene any existing or new applicable law or FDA order (including if the Product is found to be defective or dangerous to human health) which cannot be brought into compliance with such law within a [***] period (or such other reasonable period of time as agreed upon by the Parties to this Agreement in a signed writing) following a notice of non-compliance or violation; and iii) if the other Party is subject to any insolvency event, declares bankruptcy, or undergoes similar proceedings or is in material breach of any part of the MSA and fails to remedy the breach on or before [***], or the time as may be reasonably necessary to remedy the breach, after receiving notice of the breach from the aggrieved Party.
10.5    This Agreement will terminate in the event the Parties mutually agree to terminate this Agreement for any reason or as elsewhere provided for in this Agreement.
10.6Client may terminate this MSA for convenience upon [***] prior written notice to
Patheon.
10.7Client may terminate this MSA in whole or in part, upon [***] notice: 1) In the event of Program Failure provided notice is received by Patheon within [***] of such Program Failure. 2) if Technology Transfer Completion is not done by [***] for reasons solely due to Patheon provided notice is received by Patheon on or before [***].
10.8If this MSA is completed, expires, or is terminated by either Party for any reason:
(a)Patheon will credit any outstanding balances owed to Client and provide Client with a written notice of the amount and location of any Remaining Materials except where any outstanding amounts are payable by Client under the MSA and Patheon has terminated the MSA under Section 10.4.
(b)all licenses to use Patheon Insignia and Client Insignia hereunder shall automatically revert to Patheon and Client, respectively; (b) Client shall continue to be the owner of the Registration and all related intellectual property rights required to commercialize the Products in the Territory and all licensed rights to the Product
(c)Each Party shall return to the other all copies of such other Party’s Confidential Information previously delivered within [***] of the effective date of termination; provided, that a Party is not obligated to destroy computer files that are stored as a result of automated back-up procedures. Any Confidential Information that is not returned or destroyed will remain subject to the confidentiality obligations provided in this Agreement and such confidentiality obligations shall survive the termination or expiration of this Agreement.
(d)All rights and remedies conferred herein shall be cumulative and in addition to all of the rights and remedies available to each Party at law, equity or otherwise.

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10.9If this MSA is terminated by Client for convenience and not for cause, as Patheon’s sole and exclusive remedy, the greater of [***] Forecast or [***], and the CapEx commitment.
10.10If terminated by Vaxcyte for any of reasons stated in Sections 10.3, 10.4 and/or 10.7, notwithstanding anything else herein to the contrary, Vaxcyte shall have no further liability or obligation to Patheon of any kind with the exception of compensation for Services undisputedly successfully completed prior to such termination.
10.11If terminated by Vaxcyte for Program Failure, Vaxcyte shall pay Patheon a payout of Patheon’s documented revenue associated with [***] units of Product or the [***] Forecast, whichever is larger, and CapEx commitment as Patheon’s sole and exclusive remedy.

11.CONFIDENTIALITY:
11.1Definitions. The Party disclosing Confidential Information shall be referred to as the “Discloser” or “Disclosing Party” and the Party receiving Confidential Information shall be referred to as the “Recipient” or “Receiving Party.” “Confidential Information” means: (i) any and all non-public information disclosed by or on behalf of the Discloser to Recipient pursuant to this Agreement that is in written, graphic, machine readable or other tangible form (including, without limitation, research, product plans, products, services, equipment, customers, markets, software, inventions, processes, designs, drawings, formulations, specifications, product configuration information, marketing and finance documents, prototypes, samples, data sets, and equipment); (ii) oral information disclosed by or on behalf of Discloser to Recipient pursuant to this Agreement; and (iii) information otherwise reasonably expected to be treated in a confidential manner under the circumstances of disclosure under this Agreement or by the nature of the information itself. Confidential Information may include information of a third party that is in the possession of Discloser and is disclosed to Recipient under this Agreement. The information described above is deemed to be Confidential Information irrespective of how it is disclosed (including but not limited to in writing, orally, via electronic communication, through presentations and by observation) and whether or not marked or otherwise identified as “confidential”.
11.2Exceptions. Confidential Information shall not, however, include any information that: (i) was publicly known or made generally available without a duty of confidentiality prior to the time of disclosure by Discloser to Recipient; (ii) becomes publicly known or made generally available without a duty of confidentiality after disclosure by Discloser to Recipient through no wrongful action or inaction of Recipient; (iii) is in the rightful possession of Recipient without confidentiality obligations at the time of disclosure by Discloser to Recipient as shown by Recipient’s then-contemporaneous written files and records kept in the ordinary course of business; (iv) is obtained by Recipient from a third party without an accompanying duty of confidentiality and without a breach of such third party’s obligations of confidentiality; or (v) is independently developed by Recipient without use of or reference to Discloser’s Confidential Information, as shown by written records and other competent evidence prepared contemporaneously with such independent development.
11.3Affiliates and Third-Party Beneficiaries. Each Party acknowledges that Confidential Information may include Confidential Information of the Disclosing Party’s Affiliates. In such event, Recipient agrees that each Affiliate of the Disclosing Party has the right to enforce the terms of this Agreement, provided that this right shall only apply with respect to that Affiliate’s Confidential Information.
11.4Compelled Disclosure. If Recipient becomes legally compelled to disclose any Confidential Information, other than pursuant to a confidentiality agreement, Recipient will provide Discloser prompt written notice, if legally permissible, and will use its best efforts to assist Discloser in seeking a protective order or another appropriate remedy. If Discloser waives Recipient’s compliance with this Agreement or fails to obtain a protective order or other appropriate remedy, Recipient will

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furnish only that portion of the Confidential Information that is legally required to be disclosed; provided that any Confidential Information so disclosed shall maintain its confidentiality protection for all purposes other than such legally compelled disclosure.
11.5Recipient shall not use any Confidential Information of Discloser for any purpose except in performance of its obligations hereunder (the “Purpose”). Recipient shall not disclose any Confidential Information of Discloser to third parties, except that, subject to Section 11.6 below, Recipient may disclose Discloser’s Confidential Information on a “need to know basis” to its officers, directors, employees, legal counsel, contractors and agents (collectively, “Representatives”), each of whom are required to have such information in order to evaluate or engage in discussions concerning the Purpose. Recipient shall remain liable for any breaches by Recipient’s Representatives. Recipient shall not reverse engineer, disassemble, or decompile any prototypes, software, samples, or other tangible objects that embody Discloser’s Confidential Information and that are provided to Recipient under this Agreement.
11.6Recipient shall take reasonable measures to protect the secrecy of and avoid disclosure and unauthorized use of the Confidential Information of Discloser. Without limiting the foregoing, Recipient shall take at least those measures that it employs to protect its own confidential information of a similar nature and shall ensure that its Representatives who have access to Confidential Information of Discloser have signed a non-use and non-disclosure agreement in content at least as protective of Discloser and its Confidential Information as the provisions of this Agreement, prior to any disclosure of Discloser’s Confidential Information to such Representatives. Recipient shall promptly notify Discloser of any unauthorized use or disclosure, or suspected unauthorized use or disclosure, of Discloser’s Confidential Information of which Recipient becomes aware.
11.7All documents and other tangible objects containing or representing Confidential Information that have been disclosed by Discloser to Recipient, and all copies or extracts thereof or notes derived therefrom that are in the possession of Recipient, shall be and remain the property of Discloser and shall be returned to Discloser or destroyed (with proof of such destruction), each upon Discloser’s written request within [***]. Notwithstanding anything to the contrary in this Agreement, Recipient shall not be required to destroy any computer files stored securely by Recipient that are created during automatic system back-up; provided that, any Confidential Information so retained will remain subject to the obligations under this Agreement.

12.INTELLECTUAL PROPERTY:
12.1Any pre-existing intellectual property (“IP”) belonging to Vaxcyte shall remain the property of Vaxcyte. Any IP developed by or on behalf of Patheon in connection with performance of or activities relating to this MSA that (a) is specifically developed for. specific to, incorporated in or arising from the Product (or any specifications therefor) or any component thereof (including improvements or new inventions), (b) is a deliverable to be provided by or on behalf of Patheon to Vaxcyte pursuant to any such agreement, or (c) constitutes a modification, improvement, derivative or enhancement of any Vaxcyte IP, Product or specifications for the Product, shall (in each case of clauses (a)-(c)) be owned exclusively by Vaxcyte.
12.2Any pre-existing IP belonging to Patheon shall remain the property of Patheon. Any IP developed by either Party outside of this MSA and in no way related to the Services performed thereunder shall be the property of such developing Party.
12.3Vaxcyte and Patheon shall (and shall cause their affiliates and applicable third-party contractors to) provide confirmatory assignments to the other party to effectuate the intended IP ownership set forth above.

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12.4Vaxcyte hereby grants to Patheon a non-exclusive, royalty-free license, solely during the term of each of this MSA, to any Vaxcyte IP that is necessary for Patheon to perform its obligations hereunder, solely for the performance thereof. Patheon may only sublicense such Vaxcyte IP to its affiliates and to third-party contractors approved by Vaxcyte in writing.
12.5Patheon hereby grants to Vaxcyte a non-exclusive, perpetual, irrevocable (except in the case of breach for failing to pay undisputedly due amounts for Services and of or concerning only Services for which such payment is not timely made), sublicensable, royalty-free license to use any Patheon IP (or IP of Patheon’s Third-Party Subcontractors engaged to perform services hereunder, whether pre- existing IP of Patheon, IP of general applications, or otherwise, that is necessary for Vaxcyte to manufacture, use or otherwise commercially exploit the Product (and any natural evolutions thereof or other products that are substantially similar to the Product (e.g., because they have the same active ingredients but different excipients)) or for any other purpose contemplated by this MSA, including but not necessarily limited to the manufacture, having manufactured, development, commercialization, sale, offer for sale, import, export, marketing, storage, or distribution of the Product. Such license will be solely for such purposes. For clarity, such license to Vaxcyte will survive the expiration or termination of this MSA, except in the case of breach for failure to pay for undisputedly due amounts for Services and of or concerning only Services for which such payment is not timely made. For further clarity, Vaxcyte shall have no right to use any Patheon IP to provide manufacturing or development services to third parties.
12.6Each of Patheon and Vaxcyte, in its capacity as an IP licensor hereunder, shall indemnify the other party, in its capacity as an IP licensee, in the event of a third-party claim that the use of the licensor’s IP as permitted under this MSA infringes, misappropriates or otherwise violates third-party IP.

13.AUDIT:
13.1Client will have a right of access to the Facility solely for conducting a quality audit in accordance with the applicable Quality Agreement and the terms herein. All visits will be during Patheon’s normal business hours on weekdays and conducted consistent with Patheon’s reasonable policies and procedures, and in a manner that does not unreasonably interfere with Services or normal business activities. Audits performed in addition to the scope agreed in the applicable Quality Agreement and herein, will be charged additional rates, as set out in this MSA, except that this fee will not apply to “for cause” audits. Client shall have the right, upon at least [***] prior written notice (or shorter notice in the event of a bona fide regulatory or safety concern), to audit CDMO’s facilities used to manufacture or test the Product, during normal business hours, [***], for the purpose of verifying compliance with this Agreement, the Quality Agreement, and applicable Law. For-cause audits may be conducted on shorter notice, but in no event less than [***] and shall be limited to issues reasonably related to the Product. Such audits shall be conducted in a manner that does not unreasonably disrupt CDMO’s operations or compromise confidentiality of other client projects. Any third-party representatives of Client must be subject to reasonable confidentiality and conflict-of-interest restrictions and shall be approved in advance by CDMO (not to be unreasonably denied). CDMO shall have the right to be present at all such audits or inspections. If an audit identifies a material variance from established and approved manufacturing processes or noncompliance with GMP applicable to the Product, Client shall provide written notice thereof (“Variance Notice”). CDMO shall investigate and, where confirmed, take appropriate remedial action consistent with GMP and the Quality Agreement, and shall provide Client with a written summary of such action. If the Parties disagree regarding the results or remedial measures, the Parties shall negotiate in good faith to reach resolution.

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13.2Financial Audit.
(a)During the Term of this MSA [***], Patheon shall maintain its books and records to the extent directly related to amounts invoiced to Client under this MSA.
(b)Upon its reasonable determination, Client may conduct a financial audit of Patheon to confirm its compliance with financial terms (inclusive, for clarity, of Patheon’s obligations under Section 13.1) of this MSA upon at least [***] written notice [***]. The audit will be conducted by an independent certified public accounting firm to be reasonably agreed to by the Parties (not to be unreasonably denied); Such accounting firm shall be bound by written confidentiality obligations protecting Patheon’s non-Client confidential information and shall not disclose Patheon’s confidential or commercially sensitive information.
(c)All audits shall be conducted during normal business hours, in a manner that does not unreasonably interfere with Patheon’s business operations. [***].

14.WARRANTIES:
14.1Authority. Each Party covenants, represents, and warrants that it has the full right and authority to enter into this MSA and that it is not aware of any impediment that would inhibit its ability to perform its obligations under this MSA.
14.2Client Warranties. Client covenants, represents, and warrants that:
(a)on receipt by Patheon, Client-Supplied Materials will conform to the specifications (as applicable) and will be adequately contained, packaged, and labelled in accordance with Applicable Laws and will conform to the affirmations of fact on the container.
(b)Client-Supplied Materials will be suitable for the intended use, not adulterated and materially free of Contaminants.
(i)the Processing Instructions and specifications for the Commercial Product conforms to the current regulatory approvals (if any), all applicable cGMPs and Applicable Laws.
(ii)the Commercial Product, if labelled and manufactured in accordance with the Processing Instructions and in compliance with applicable cGMPs and Applicable Laws (i) may be lawfully sold and distributed in every jurisdiction in which Client markets the Commercial Product, (ii) will be fit for the purpose intended, and (iii) will be safe for human consumption.
(iii)Client has obtained and will maintain on a timely basis, any permits or other regulatory approvals for the Commercial Product, Processing Instructions or specifications, including all marketing and post-marketing approvals, and any specific approvals referred to in the Quality Agreement
14.3Patheon Warranties. Patheon covenants, represents, and warrants that:
(a)it has the corporate authority to enter into this Agreement and to perform its obligations hereunder;

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(b)this Agreement is a legal, valid and binding agreement of Patheon, enforceable in accordance with its terms;
(c)that it will assign to its performance of this Agreement professional personnel, qualified to perform the Services consistent with the technical requirements of this MSA;
(d)that none of the Patheon personnel to be assigned to this Agreement have or shall have been subject to debarment under the United States Generic Drug Enforcement Act or any other penalty or sanction by FDA;
(e)that it will manufacture the Product and comply with and in accordance with the Performance Standards, including Applicable Laws, cGMP and the Quality Agreement, all applicable FDA regulatory requirements, the procedures and parameters set forth in this MSA;
(f)neither it nor any of its Affiliates have entered into, or will enter into any contract, or any other transaction, with any third party that would cause it to breach the terms of this MSA;
(g)it will perform the Services in accordance with the Performance Standards;
(h)it does not currently have, and it will not hire, as an officer or an employee any person whom it knows has been convicted of a felony under the laws of the United States for conduct relating to the regulation of any drug product under the United States Federal Food, Drug, and Cosmetic Act;
(i)that Product, at the time of release and delivery, (i) shall meet mutually-approved applicable specifications; and (ii) will be in conformity with the FD&C Act and the Quality Agreement, and shall not be adulterated, misbranded, misused, contaminated, or tampered within the meaning of the FD&C Act. Patheon additionally warrants that the components and Materials shall only be purchased from vendors approved by FDA and in accordance with the Quality Agreement and Applicable Law; Patheon warrants that (a) none of Patheon’s IP used in the manufacturing processes or methods employed at a Facility violates or infringes upon the Intellectual Property Rights of any third party; and
(b) as of the Effective Date, there is neither pending nor threatened any claim, litigation or proceeding in any way contesting Patheon’s rights to manufacture or supply the Product or attacking the validity or enforcement of any Patheon IP rights related to its manufacturing processes or methods employed or to be employed at the Patheon Facility.
(j)No Warranty. PATHEON MAKES NO WARRANTY OR CONDITION OF ANY KIND, EITHER EXPRESSED OR IMPLIED, BY FACT OR LAW, OTHER THAN THOSE EXPRESSLY SET OUT IN THIS MSA. PATHEON WARRANTS THAT THE SERVICES WILL NOT INFRINGE ANY INTELLECTUAL PROPERTY RIGHT OF ANY THIRD PARTY. PATHEON MAKES NO WARRANTY THAT THE SERVICES ARE FITNESS FOR A PARTICULAR PURPOSE NOR ANY WARRANTY OR CONDITION OF MERCHANTABILITY FOR THE PRODUCT, AND AS IT PERTAINS TO DEVELOPMENT SERVICES, PATHEON MAKES NO WARRANTY FOR ANY PARTICULAR RESULTS FROM THE PERFORMANCE OF SERVICES UNDER THIS MSA.
15.INDEMNIFICATION, REMEDIES AND LIABILITY:
15.1Indemnification by Client. Subject to Sections 15.2 and 15.3, Client will defend and indemnify the Patheon Indemnitees from all third-party (other than Affiliates) actions, causes of action, subpoenas, costs (including reasonable legal fees), claims, damages, liabilities, and expenses (“Losses”) relating to or arising from: [***]
15.2Indemnification by Patheon. Subject to Sections 15.1 and 15.3, Patheon will defend, hold harmless, and indemnify Client Indemnitees from all damages, claims, liabilities, losses and other

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expenses, including reasonable attorneys’ fees and costs, whether or not a lawsuit or other proceeding is filed, that arise out of or relate to: [***]
This indemnity will not apply to the extent that these Losses are those for which Client is obliged to indemnify the Patheon Indemnitees under Section 15.1.
15.3Indemnification Procedure. If a claim occurs under Section 15.1 or 15.2, the indemnified Party will, (a) promptly notify the indemnifying Party of the claim, (b) use commercially reasonable efforts to mitigate the effects of the claim, (c) reasonably cooperate with the indemnifying Party in the defense of the claim, and (d) permit the indemnifying Party to control the defense and settlement of the claim, all at the indemnifying Party's cost and expense.
15.4Deficient Services. Services will be considered “Deficient Services” if Patheon fails to comply with the applicable Performance Standards. Any disagreement between the Parties as to whether or not Deficient Services exists will be handled in accordance with Section 16.4.
15.5Remedies. Subject to Sections 15.6, 15.8, 15.9 and 15.11, if Patheon performs Deficient Services, then Client’s sole remedy at Client’s sole discretion will be to require Patheon to: [***]
15.6In the event of a Drug Product Shortfall, then solely for Drug Product Services for Commercial Product, Patheon will be liable for the value of Excluded Materials as determined in accordance with Section 15.10 of this MSA. In [***], Patheon’s maximum liability for Excluded Materials shall not in the aggregate exceed [***] of the Fees received by Patheon for that Product under this MSA during [***]. Without limiting the foregoing, Patheon’s liability for any

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Batch of Commercial Product will not exceed [***].
15.7Indirect/Consequential Loss. EXCEPT FOR [***], UNDER NO CIRCUMSTANCES WILL EITHER PARTY BE LIABLE TO THE OTHER IN CONTRACT, TORT, NEGLIGENCE, BREACH OF STATUTORY DUTY OR OTHERWISE [***], REGARDLESS OF ANY NOTICE OF THE POSSIBILITY OF THESE DAMAGES.
15.8Limitation of Liability. Subject to any limitations or exclusions set out herein, and for clarity, in addition to Patheon’s liability for Excluded Materials, Patheon’s total liability in [***] under this MSA in contract, tort, equity, negligence, breach of statutory duty or otherwise shall not exceed [***] of the total amount paid under this MSA during [***]. These limits will not apply to the extent that the liability arises from the gross negligence or wilful misconduct of Patheon. Vaxcyte’s total liability in [***] under this MSA in contract, tort, equity, negligence, breach of statutory duty or otherwise shall not exceed, in the aggregate, [***]. For clarity and for the avoidance of doubt, the foregoing sentence in this Section 15.8 shall not apply to a) Vaxcyte’s obligations to indemnify pursuant to Section 15.1; b) breach of confidentiality; or d) property damage caused by Vaxcyte’s negligence.
15.9Notwithstanding anything herein to the contrary, nothing in this MSA shall limit either Party's liability for: (a) death or personal injury caused by its negligence (b) gross negligence, fraud or fraudulent misrepresentation, or (c) breaches of confidentiality, intellectual property indemnification obligations, and/or breach of anti-bribery obligations.
15.10Yield Calculation for purposes of liability for Excluded Materials. the following yield calculation will apply solely for Drug Product Services for Commercial Product. [***].
15.11Actual [***] Yield
(a)Reconciliation: For [***], Patheon will prepare [***] reconciliation of the Excluded Materials including the calculation of the Actual [***] Yield as set forth below.
(b)“Actual [***] Yield” means the percentage of the Quantity Dispensed that was converted to Products at the Facility in [***] and is calculated as follows: [***]
(a)“Quantity Dispensed” means [***].
(b)The Quantity Dispensed includes [***].
(c)“Quantity Converted” means [***].
15.12Target Yield and Credit Calculation. After Patheon has produced the agreed minimum number of successful Batches of Commercial Product at the Facility the Parties will agree on the target yield. Unless otherwise agreed, the minimum Batches will be [***]. The percentage of the Quantity Dispensed to be converted to Commercial Product will be the “Target Yield”. After the minimum period, [***], the Parties will enter good faith discussions to agree on a Target Yield for [***]. Once the Target Yield is agreed, the following applies:
(a)Drug Product Shortfall Credit Calculation.
If the Actual [***] Yield falls [***] below the respective Target Yield in [***] for Drug Product Services, then the shortfall credit [***] (the "Drug Product Shortfall") will be calculated as follows: [***]
(b)Surplus Credit Calculation. If the Actual [***] Yield is greater than the respective Target Yield in [***] for Drug Product Services, then the surplus credit for [***] (the "Surplus") will be determined based on the following calculation: [***]
(c)Drug Product Shortfall Credit. If there is a Drug Product Shortfall for a Product in [***], then Patheon will pay Client directly for the Drug Product Shortfall on or before [***].
(d)Surplus Credit. If there is a Surplus for a Product in [***], then Patheon will be entitled to apply the amount of the Surplus as a credit against any Drug Product Shortfall for that Product which may occur in [***].

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(e)Each credit under this Section will be summarized in [***] reconciliation report and any remaining Drug Product Shortfall credit amount owing under this Section will be

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credited to client or paid to Client per Section 15.12(c) if there are no more Services to be performed.
15.13Excluded Material Liability. A Drug Product Shortfall caused by Deficient Services (including in the case of Recall) will only result in a Drug Product Shortfall Credit [***].

16.MISCELLANEOUS:
16.1Assignment and Subcontracting.
(a)Neither this MSA, nor any of either Party’s rights or obligations hereunder, may be assigned, novated or otherwise transferred by either Party without the prior written consent of the other Party, this consent not to be unreasonably withheld or delayed. But either Party may, upon written notification to the other Party, assign, in whole, its rights and obligations under this MSA Exhibit Ain connection with a merger, consolidation or sale of substantially all of the business to which this MSA relates, to an unrelated third party.
(b)Patheon may subcontract the Services hereunder to an Affiliate as specified in this MSA or arrange for any of its Affiliates to perform specific Services under this MSA if specifically permitted pursuant to the terms of this MSA. Client agrees that Patheon will remain exclusively liable to Client for any breach of this MSA or negligence by its Affiliates while performing Services. Patheon may also arrange for Third-Party Subcontractors to perform specific Services under this MSA with Client’s advance, written consent or at Client’s written request. Patheon’s liability for Affiliates and Third-Party Subcontractors will remain subject to all limitations on Patheon’s liability as set out in this MSA.
(c)Patheon will have no liability arising from the performance of Services by Third-Party Subcontractors: (i) that are chosen or requested by Client; or (ii) to the extent the Third- Party Subcontractor is following the direct instructions of Client
16.2Anti-Bribery. The Parties agree:
(a)to comply with all Applicable Laws, statutes and regulations relating to anti-bribery and anti-corruption including the U.S. Foreign Corrupt Practices Act; and
(b)that no employee, contractor, supplier, agent, broker, or entity will offer or pay anything of value to a public or private official intending to influence or induce an official act or decision or to obtain an improper advantage.
16.3Choice of Law. This MSA and any dispute or claim (including non-contractual disputes or claims) arising out of or in connection with it or its subject matter or formation is governed by the laws of [***] without regard to any conflicts-of-law principle that directs the application to another jurisdiction’s law. The Parties hereby submit to the exclusive jurisdiction of the courts in [***].
16.4Dispute Resolution.
(a)If any dispute arises out of this MSA, the Parties will first try to resolve it amicably. Upon receipt of written notice of a dispute, the Parties agree to use commercially reasonable efforts, including engagement of senior management as necessary, to resolve the dispute on or before [***].

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(b)Technical Disputes. If a dispute arises between the Parties that is exclusively related to technical aspects of the Services (a "Technical Dispute"), the Parties will use all reasonable efforts to resolve the dispute by amicable negotiations as provided in Section 16.4(a) above. If the Parties are unable to resolve a Technical Dispute by negotiation, the Technical Dispute will, at the written request of either Party, be referred to an expert for determination in the following manner:
(i)On or before [***] after the written request, the Parties will appoint a single agreed expert with experience and expertise in the subject matter of the dispute. The expert’s decision regarding the Technical Dispute will, except for fraud or manifest error or where an unapproved conflict of interest is discovered, be final and binding upon the Parties.
(ii)The Parties will require the expert to provide an opinion on each referred issue in accordance with the expert’s timelines. Each Party will provide the expert with all the evidence and information within their respective possession or control as the expert may reasonably request, which they will disclose promptly and on or before [***] of a written request from the expert to do so. The Parties will always co-operate and seek to narrow and limit the issues to be determined.
(iii)Each Party will bear its own costs for any matter referred to an expert and in the absence of express agreement to the contrary, the costs and expenses of the expert will be shared equally by the Parties.
16.5 Force Majeure. Except for payment obligations, neither Party will be responsible for delay or failure in performance resulting from a Force Majeure event. Patheon will not be responsible for any loss or damage caused to any Product or Client-Supplied Materials (including any CAM or Clinical Trial Drug Product) caused by a Force Majeure event. Notwithstanding anything else herein to the contrary, in the event a Force Majeure event prevents either Party from performing hereunder for [***], Client may terminate this MSA.
16.6 Notices. Any notice required or permitted to be given hereunder by either Party must be in writing and will be considered effectively given or delivered: (a) on the date delivered if delivered personally, (b) on the [***] after the date sent if sent by recognized overnight courier and confirmation of delivery is provided by carrier, (c) on the [***] after the date deposited if mailed by certified mail, return receipt requested, postage prepaid, or (d) upon confirmation of receipt if sent by email to . All notices to each Party will be sent to the address for that Party set forth in the MSA.
16.7 Survival. Any termination or expiration of this MSA will not affect any outstanding obligations or payments due hereunder before the termination or expiration, nor will it prejudice any other remedies that the Parties may have under this MSA. The following will survive the expiration or termination of this MSA in accordance with their terms: Section 5 – Supply of Materials, Section 8 – Claims & recall, Section 10 – Term and Termination, Section 11 – Confidentiality, Section 12 – Intellectual Property, Section 14 – Warranties, Section 15 – Indemnification, Remedies and Liability, and Sections 16.3, 16.4, 16.6, 16.7, 16.9, 16.13, 16.17, 16.21, 16.22.
16.8 Independent Contractors. The Parties are independent contractors and this MSA will not be construed to create between Patheon and Client any other relationship such as, for example only, that of employer-employee, principal, agent, joint-venturer, co-partners, or any similar relationship.
16.9 Insurance. During the Term each Party will purchase and maintain, with authorized and financially secure insurers (AM Best rating of A-VII or foreign equivalent), insurance as set our below and

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insurance as required by law or regulation. The following sets out the minimum thresholds of insurance each Party will maintain in any combination of primary and umbrella or excess policies.
(a)Client Insurance [***]
(b)Patheon Insurance [***]
(c)If any coverage in this Section 16.9 is maintained on a claims-made basis, coverage will be continuously in effect for not less than [***]. Alternatively, tail coverage may be purchased, provided the period in which claims may be reported is sufficient to satisfy the coverage period required under this Section 16.9. Either Party will give at least [***] prior written notice of the lapse or termination of this insurance and, upon request, provide the other Party a certificate of insurance evidencing the insurance that Party is required to carry under this MSA.
16.10Capital Agreement. If applicable, the Parties may enter into a separate agreement that addresses the rights and responsibilities of the Parties regarding equipment and Facility modifications necessary to provide Services. With the exception of the terms of any such Capital Agreement in place by and between the Parties as of the date of execution of this MSA the Parties agree and acknowledge that Patheon shall at all times maintain sufficient assets, resources, and financial capability necessary to satisfy any and all obligations and liabilities that it has incurred, may incur, or that may arise under or in connection with this MSA at its sole cost and expense. The Party shall ensure that such assets are adequate to meet both existing and reasonably foreseeable obligations resulting from the performance, enforcement, or breach of any terms herein.i
16.11Data Privacy Agreement. If applicable for the Services, the Parties will enter into a separate agreement that addresses obligations regarding personal data or health information.
16.12Entire Agreement. This MSA together with the Quality Agreement, and any other agreements that are executed hereunder (the “Agreement”), are the complete agreement between the Parties for this subject matter and supersedes all other prior agreements, representations and understandings, whether written or oral. Except as otherwise provided in this MSA, any modifications, amendment, or supplement to this MSA must be in writing and signed by authorized representatives of the Parties.
16.13Severability. If any provision of this MSA is determined by a court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect, that determination will not impair or affect the validity, legality, or enforceability of the remaining provisions, because each provision is separate, severable, and distinct.
16.14Counterparts & “pdf”. This MSA may be executed in two or more counterparts, by original or electronic (including “pdf”) signature, each of which will be considered an original, but all of which together will constitute one and the same instrument.
16.15Construction. Except where the context otherwise requires, wherever used, the singular will include the plural, the plural the singular, and the word “or” is used in the inclusive sense (and/or). The term “including” as used in this MSA will mean including, without limiting the generality of any description preceding that term.
16.16No Third-Party Benefit or Right. Nothing in this MSA will confer or be construed as conferring on any third party, other than Patheon’s Affiliate performing Services hereunder, any benefit or the right to enforce any express or implied term of this MSA. The rights of the Parties to terminate, rescind or agree on any variation, waiver or settlement under this MSA are not subject to the consent of any other person.
16.17Waiver. Neither the waiver by any of the Parties of a breach of or a default under any of the provisions of this MSA, nor the failure of any of the Parties, on one or more occasions, to enforce any of the provisions of this MSA or to exercise any right or privilege hereunder will thereafter be

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construed as a waiver of any subsequent breach or default of a similar nature, or as a waiver of any of the provisions, rights, or privileges hereunder.
16.18Embargoed Countries. Patheon will not support distribution, regulatory or quality services (including site inspections) with respect to Services to the government of embargoed countries, as defined in the Thermo Fisher Scientific GTC Controls Policy as may be updated from time to time.
16.19Binding Effect. This MSA will apply to, inure to the benefit of and be binding upon the Parties and upon their respective successors and permitted assigns.
16.20Further Assurances. The Parties agree to execute such additional documents and perform such acts as are reasonably necessary to effectuate the intent of this Agreement.
16.21Waiver of Jury Trial. Each Party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues and, therefore, each such Party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this Agreement. Each Party to this Agreement certifies and acknowledges that (a) no representative of any other Party has represented, expressly or otherwise, that such other Party would not seek to enforce the foregoing waiver in the event of a legal action,
(b) such Party has considered the implications of this waiver, (c) such Party makes this waiver voluntarily, and (d) such Party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section.
16.22Headings and Construction. No rule of construction will be applied to the disadvantage of a Party because that Party was responsible for the preparation of this Agreement or any part of this Agreement. The Article and Section headings in this Agreement are for convenient reference only, and will be given no substantive or interpretive effect. With respect to all terms used in this Agreement, words used in the singular include the plural and words used in the plural include the singular. The word ‘including’ means including without limitation, and the words ‘herein’, ‘hereby’, ‘hereto’ and ‘hereunder’ refer to this Agreement as a whole.

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16.23Publication. Except to the extent required by Applicable Law or the rules of any stock exchange or listing entity, neither Party will make any public statements or announcements concerning this MSA or the transactions contemplated by this MSA or use the other Party’s name in any form of advertising, promotion, or publicity, without obtaining the prior written consent of the other Party (such approval not to be unreasonably withheld or delayed). Any material statement required by Applicable Law or the rules of any stock exchange or listing entity shall be provided to the other Party at least [***] in advance (or, if not reasonably possible, as far in advance as practicable) for review and comment, and the submitting Party shall in good faith consider and incorporate any reasonable comments. [***]. The Parties agree that use of each Party’s name and logo is permitted in investor materials and public filings made pursuant to applicable securities regulations, so long as such use is not defamatory, negative towards the Party or places the other Party in a bad light.

17CO-OPERATION AND REGULATORY AFFAIRS.
17.1Regulatory Filings.
(a)Pharmacovigilance. Client will be responsible, at its expense, for all pharmacovigilance obligations for the Commercial Product in accordance with Applicable Laws and the monitoring and management of post-marketing complaints and queries at its cost. Unless required by Applicable Laws, neither Party will be obliged to exchange with the other Party any information or data which it compiles in carrying out pharmacovigilance obligations or activities.
(b)No Patheon Responsibility. If a Regulatory Authority, or other governmental body, requires Patheon to incur fees, costs or activities specifically and directly in relation to the Commercial Products which is reasonably determined to be unexpected and extraordinary, then Patheon will notify Client in writing and the Parties will discuss in good faith appropriate acceptable actions. Patheon will not be obliged to undertake these activities or to pay for the fees or costs until the Parties reach agreement on scope and Fees for Patheon’s assistance.
(c)Release. Nothing in this MSA will remove or limit the authority of the relevant quality function (as specified by the Quality Agreement) to determine whether the Commercial Product will be released for shipment, sale or distribution.
(d)Withdrawal on Completion. On or before [***] following completion or termination of the Commercial Services at the applicable Facility, Client will: (a) ensure that any regulatory filings relating to the Commercial Product are withdrawn or amended to remove all references to the Facility; and (b) provide to Patheon written confirmation of its compliance with this Section. If this time is not sufficient to meet the requirements of certain Regulatory Authorities, despite Client’s commercially reasonable efforts, then Patheon will agree to extend the period based on the written reassurances of Client and agreement that Client will pay Patheon for any remaining Services provided.
17.2Regulatory Change Costs. If any change in Applicable Law requires modifications to the Services or Facility, the Parties shall meet promptly to agree upon a compliant path forward. [***]
18[***]

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18.1[***]

19Joint Steering Committee (JSC) and Joint Project Team (JPT)
19.1[***] Joint Steering Committee (JSC) that includes [***].
19.2A Joint Project Team shall be formed for operational coordination and oversight of all operational activities – Engineering build, Startup, Tech-transfer, validation, manufacturing and release.

20[***]
20.1[***]

IN WITNESS WHEREOF, this MSA has been executed and delivered by the Parties by their duly authorized representatives as of the Effective Date.

Patheon Manufacturing Services LLC	Vaxcyte, Inc.

By:	/s/ Michelle P. Logan	By:	/s/ Grant Pickering
Name:	Michelle P. Logan	Name:	Grant Pickering
Title:	VPGM Drug Product North America	Title:	CEO
Date	9/24/2025	Date	9/24/2025

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DEFINITIONS APPENDIX

“Affiliate” means, for (i) Client, any entity that controls, is controlled by or is under common control with Client, and (ii) Patheon, any entity that controls, is controlled by or is under common control with Patheon within Thermo Fisher Scientific Inc.’s services divisions Pharma Services Group or Clinical Research Group, provided that such Patheon Affiliate has agreed in writing to be bound by the terms and conditions of this MSA. For this definition only, “control” means (a) to possess, directly or indirectly, the power to direct the management or policies of an entity, whether through ownership of voting securities or by contract relating to voting rights or corporate governance, or (b) to own, directly or indirectly, more than 50% of the outstanding voting securities or other ownership interest of the entity.
“Applicable Laws” means (i) for Patheon’s obligations, the laws, statutes, ordinances, regulations, rules, by-laws, judgments, decrees, or orders of any Regulatory Authority (“Laws”) applicable to the performance of the Services , and (ii) for Client’s obligations, the Laws applicable in all jurisdictions where Product is manufactured, distributed, and marketed.
“Batch” means a specific quantity of Drug Product, Drug Substance or other material that is intended to have uniform character and quality, within specified limits and is produced according to a single manufacturing order during the same cycle of manufacture.
“cGMP” means current good manufacturing practices according to the United States Food and Drug Administration and European Medicines Agency together with applicable rules and guidance documents issued by the applicable Regulatory Authority pertaining to manufacturing and quality control practice, all as updated, amended and revised from time to time.
“Client Indemnitees” means collectively Client or any of its Affiliates and their respective directors, officers, employees, and agents.
“Client-Supplied Materials” means any materials as specified in this MSA to be procured on behalf of or provided by Client to Patheon.
“Contaminants” means any adventitious agent including noxious or toxic agents, infectious agents, including any microbiological or viral agents of infection (e.g., bacteria, fungae, mycoplasmas, prions, and viruses) or corrosive agents.
“Commercial Product” means any Product generated as a result of Commercial Services.
“Costs” means the cost of all Materials, capital expenditures and third-party services or expenses, including any applicable handling fee, provided, procured, or incurred by Patheon on behalf of Client, all as specifically detailed and specifically agreed to herein.
“Documents” means Batch documents released by Patheon that shall include: the certificate of analysis, statement of compliance, production records, analytical test data for release, Batch records and deviation reports as agreed upon in the Quality Agreement.
“Drug Product” means [***]
“Drug Product Services” means performance of the development, clinical or commercial Manufacturing
Services for Drug Products.

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“Drug Substance” means [***]
“Excluded Materials” means [***]
“Facility” means the Greenville, NC facility where the Services are being performed which shall be specifically detailed in Exhibit(s).
“Fees” means the amounts to be charged by Patheon to Client as set forth in this MSA for performing the Services. Fees do not include Costs.
“Force Majeure” means the delay or failure in performance resulting from acts beyond the reasonable control and without the fault or negligence of the Party, including, strikes or other labor disturbances (including those involving Party's own workforce), lockouts, quarantines, communicable disease outbreaks, riots, wars, acts of terrorism, fires, floods, storms, interruption of or delay in transportation, defective equipment due to no fault of the owning and operating Party, inability to obtain fuel, power or components or compliance with any order or regulation of any government entity. The affected Party must promptly notify the other Party of the Force Majeure event and use commercially reasonable efforts to resume performance as soon as possible.
“Insignia” means trademarks, trade names, logos, symbols, badges, labels, decorative designs, packaging designs or similar trade dress.
“Instructions” means Client’s written instructions agreed and accepted by Patheon.
“Latent Defect” means a defect that is not reasonably susceptible to discovery upon receipt.
“Manufacturing Services” means all or part of the services to be performed by Patheon under this MSA (including, without limitation, the manufacture, supply, and delivery of Product, as well as quality control and quality assurance activities) that shall be performed in a cGMP manufacturing suite and may include any engineering Batches, non-GMP Batches, and cGMP at-risk Batches.
“Materials” means all supplies needed to complete the Services including but not necessarily limited to [***] Materials includes Patheon-Supplied Materials and Client-supplied Materials.
“Minimum Order Quantity" means the lowest number of units required per order for each manufacturing campaign, as may be set out in Exhibit B. [***].
“Non-manufacturing Services” means the Services that are not performed in a cGMP manufacturing suite, including development and testing activities.
“Performance Standards” means the terms of this MSA, the Quality Agreement, Applicable Laws, cGMP (where applicable), and the Processing Instructions.

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“Patheon Indemnitees” means collectively, Patheon, its Affiliates and their respective directors, officers, employees, and agents.
“Patheon-Supplied Materials” means any Materials to be sourced by Patheon on behalf of Client to perform the Services.
“Price” means the Fees and the Costs to be charged by Patheon as set forth in this MSA
"Processing Instructions" means documents relating to each Commercial Product, as agreed in writing, including:
(i)quality control testing methods for Products and Materials.
(ii)manufacturing and packaging Instructions, directions, and processes.
(iii)any storage and shipping requirements for Materials or Product.
(iv)all environmental, health and safety information for the Product including safety data sheets.
“Product” means the deliverable from Manufacturing Services, including Documents and excluding
Clinical Trial Drug Product.
“Program Failure” means [***].
“Purchase Order” means an order for Product which shall specify at least the following: [***].
“Quality Agreement” means a detailed document specifying the quality and regulatory procedures and responsibilities of the Parties for the Services applicable to the MSA integrated and made part of this MSA by this reference.
“Release Date” means [***].
“Registration” means the BLA (together with all authorizations, approvals, presentations, notifications, filings and applications therefor) corresponding to the Product, which are to be filed (and owned) by Client and granted by the FDA in the United States.
“Regulatory Authority” means any governmental or regulatory authority, department, body or agency or any court, tribunal, bureau, commission, or other similar body, whether federal, state, provincial, county, or municipal, with competent jurisdiction over a Party, the Services, or the relevant Product (or its use).
“Remaining Materials” means Materials or works in process at the Facility which have not been used or are otherwise not required to perform Services by Patheon under this MSA.
“Services” means the following: Drug Product Services for commercial purposes, as further set out in the MSA.
“Technology Transfer Completion” shall mean [***].
“Territory” means the territories set forth in the Exhibits.

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“Third-Party Subcontractors” means any third-party subcontractor used in the performance of the Services specifically authorized to perform such portion of the Services in advance and in writing by Client.
“Year” means, in the first year of this MSA, the time from the Effective Date up to and including December 31 of the same year, and after that, will mean January 1 through December 31.

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EXHIBIT A
Tech Transfer Services
[***]

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EXHIBIT B
Commercial Supply
[***]

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